SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15 (D) OF THE

                 SECURITIES EXCHANGE ACT OF 1934



Date of Report   (Date of earliest event reported) March 25, 1999


                          NESTOR, INC.
            (Exact name of registrant as specified in charter)



Delaware                      0-12-965        13-3163744
(State of other jurisdiction  (Commission     IRS employer
of incorporation)             file number)    identification no.




     One Richmond Square, Providence, Rhode Island  02906
            (Address of principal executive offices)


Registrant's telephone number, including area code: 401-331-9640



                              N/A
   (Former name or former address, if changed since last report)





Item 5.        Other Events.

      As of March 25, 1999, Nestor Traffic Systems, Inc. ("NTS"), a wholly-owned subsidiary of the Corporation, sold an aggregate of 135,000 initial shares of its common stock in a private transaction to six accredited investors in consideration of the payment of the aggregate sum of $2,350,000 and granted options to purchase in whole, on or before January 31, 2000, 140,000 additional shares of common stock in consideration of the payment
of the aggregate sum of $1,750,000.   The investor group includes
three officers of the Registrant and the subsidiary who in the aggregate contributed $600,000 of the initial cash invested on the same basis as third-party investors. Prior to the exercise of the options, the Corporation will own 62.5% of the then issued and outstanding shares of common stock of NTS and the investors will own 37.5%. Subsequent to the exercise in whole of the Options, the investors will own 55% and the Corporation will own 45% of the issued and outstanding shares of NTS. The transaction is described in the Subscription Agreement, which is annexed as an
exhibit   hereto  and  in  the  License  Agreement  between   the
Corporation and NTS dated January 1, 1999, which is annexed as an exhibit hereto.

     NTS is engaged in the business of developing various traffic systems based upon the technology licensed to it by the Corporation. One of these systems is known as CrossingGuard, which offers to municipalities a new system of red light enforcement and safety to road intersections. In addition, it offers a system known as TrafficVision that uses video cameras to monitor and analyze traffic flow and to send traffic data to a central operations center.





                            EXHIBITS

The following exhibit is filed herewith:

Exhibit No.         Description
   4                Form of Subscription Agreement

  10                License Agreement between Nestor, Inc.
                    and Nestor Traffic Systems, Inc. dated
                    January 1, 1999.




                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  April 23, 1999             NESTOR, INC.
                                   (Registrant)


                                   By:/s/ Herbert S. Meeker
                                           Secretary